Exhibit 99.1

Investor and Media Relations:	Alexandra Lynn Selene Oh
+1 (617) 747-3300 ir@amg.com pr@amg.com

AMG Reports Financial and Operating Results

for the First Quarter of 2018

Company Reports EPS of $2.77; Economic EPS of $3.92

WEST PALM BEACH, FL, April 30, 2018 – Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter ended March 31, 2018.

For the first quarter of 2018, diluted earnings per share were $2.77, compared to $2.13 for the same period of 2017, and Economic earnings per share (“Economic EPS”) were $3.92, compared to $3.21 for the same period of 2017. For the first quarter of 2018, Net income was $153.0 million, compared to $122.5 million for the same period of 2017. For the first quarter of 2018, Economic net income was $215.2 million, compared to $183.2 million for the same period of 2017. For the first quarter of 2018, Adjusted EBITDA was $286.5 million, compared to $243.8 million for the same period of 2017. For the first quarter of 2018, Consolidated revenue was $612.4 million, compared to $544.3 million for the same period of 2017. For the first quarter of 2018, Aggregate fees (previously referred to as Aggregate revenue, and consisting of the total asset- and performance-based fees of all Affiliates) were $1.6 billion, compared to $1.4 billion for the same period of 2017. (Economic EPS, Economic net income, and Adjusted EBITDA are defined in the attached tables, along with reconciliations to the most directly comparable GAAP measure.)

Net client cash flows for the first quarter of 2018 were $(1.9) billion. AMG’s aggregate assets under management were approximately $831 billion at March 31, 2018.

Today, AMG announced a second-quarter cash dividend of $0.30 per common share, an increase of 50% over the year-ago level, payable May 24, 2018 to stockholders of record as of the close of business on May 10, 2018. During the first quarter of 2018, the Company repurchased approximately $151 million in stock, or 0.8 million common shares.

“AMG’s first quarter results marked a strong start to 2018, including year-over-year growth of 22% in our Economic earnings per share, which were $3.92,” stated Sean M. Healey, Chairman and Chief Executive Officer of AMG. “Our results reflect the quality of our Affiliates and the diversity of our business, and given the strength of our competitive position along with the scale and earnings power of our business, we have excellent prospects for continued earnings growth going forward.”

“Strong inflows across our liquid and illiquid alternative strategies were offset by equity outflows from institutional clients,” Mr. Healey continued. “During the quarter, our Affiliates extended their outstanding long-term performance records, especially across our global and emerging markets equities products. Looking ahead, we see increasingly favorable conditions for performance-oriented managers operating differentiated, high-conviction strategies, as lower correlations and heightened volatility provide additional opportunities for alpha-generation.”

“With our unique competitive position, including a strong and growing pipeline of prospective new Affiliates and our decades-long track record of successful partnerships, we have an outstanding opportunity to continue to enhance our earnings growth and the diversity of our business through accretive new investments. Through our execution on this proprietary opportunity set and our organic growth strategy, along with our disciplined commitment to the consistent return of capital to shareholders, we are positioned to generate substantial shareholder value ahead.”

About AMG

AMG is a global asset management company with equity investments in leading boutique investment management firms. AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy. AMG’s strategy is to generate shareholder value through the growth of existing Affiliates, as well as through investments in new Affiliates and additional investments in existing Affiliates. In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations. As of March 31, 2018, AMG’s aggregate assets under management were approximately $831 billion in more than 550 investment products across a broad range of active, return-oriented strategies. For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “preliminary,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates” or the negative version of these words or other comparable words. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings, new or revised laws and regulations (including tax legislation) or interpretations and guidance relating thereto, and other risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. We have presented certain non-GAAP and operating performance measures in this press release, which are provided in addition to, but not as substitutes for, GAAP measures of performance. Additional information is provided in the attached tables.

From time to time, AMG may use its website as a distribution channel of material Company information. AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.

Financial Tables Follow

A teleconference will be held with AMG’s management at 8:30 a.m. Eastern time today. Parties interested in listening to the teleconference should dial 1-877-407-8291 (U.S. calls) or 1-201-689-8345 (non-U.S. calls) starting at 8:15 a.m. Eastern time. Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call. To hear a replay of the call, please dial 1-877-660-6853 (U.S. calls) or 1-201-612-7415 (non-U.S. calls) and provide conference ID 13675825. The live call and replay of the session, and additional financial information referenced during the teleconference, can also be accessed via AMG’s website at http://www.amg.com/InvestorRelations/.

AMG

Performance Measures

(in millions, except as noted and per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/17	3/31/18

Operating Performance Measures
Assets under management (at period end, in billions) (A)	$753.5	$830.9
Average assets under management (in billions) (A)	$744.5	$839.7
Aggregate fees (B)	$1,364.0	$1,648.7

Financial Performance Measures
Net income (controlling interest)	$122.5	$153.0
Average shares outstanding (diluted)	59.2	57.0
Earnings per share (diluted)	$2.13	$2.77

Supplemental Performance Measures
Adjusted EBITDA (controlling interest) (C)	$243.8	$286.5
Economic net income (controlling interest) (D)	$183.2	$215.2
Average shares outstanding (adjusted diluted) (E)	57.0	54.8
Economic earnings per share (E)	$3.21	$3.92

AMG

Reconciliations of Earnings Per Share Calculation

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/17	3/31/18

Net income (controlling interest)	$122.5	$153.0
Convertible securities interest expense, net	3.8	4.7

Net income (controlling interest), as adjusted	$126.3	$157.7

Average shares outstanding (diluted)	59.2	57.0

Earnings per share (diluted)	$2.13	$2.77

Reconciliations of Average Shares Outstanding

(in millions)

	Three Months	Three Months
	Ended	Ended
	3/31/17	3/31/18

Average shares outstanding (diluted)	59.2	57.0
Convertible securities shares	(2.2)	(2.2)

Average shares outstanding (adjusted diluted) (E)	57.0	54.8

AMG

Assets Under Management

(in billions)

Statement of Changes— by Strategy

	Alternatives	Global Equities	U.S. Equities	Multi-asset & Other	Total

Assets under management, December 31, 2017	$324.0	$293.4	$116.1	$102.8	$836.3
Client cash inflows and commitments	14.6	11.4	3.0	4.5	33.5
Client cash outflows	(9.0)	(16.2)	(6.0)	(4.2)	(35.4)

Net client cash flows	5.6	(4.8)	(3.0)	0.3	(1.9)

Market changes	(2.6)	(2.0)	(0.7)	(0.7)	(6.0)
Foreign exchange	1.8	1.4	—	(0.1)	3.1
Realizations and distributions (net)	(0.7)	(0.1)	—	—	(0.8)
Other (F)	1.2	(1.0)	—	—	0.2

Assets under management, March 31, 2018	$329.3	$286.9	$112.4	$102.3	$830.9

Statement of Changes— by Client Type

	Institutional	Retail	High Net Worth	Total

Assets under management, December 31, 2017	$488.6	$232.7	$115.0	$836.3
Client cash inflows and commitments	11.5	17.1	4.9	33.5
Client cash outflows	(17.5)	(13.7)	(4.2)	(35.4)

Net client cash flows	(6.0)	3.4	0.7	(1.9)

Market changes	(2.7)	(2.7)	(0.6)	(6.0)
Foreign exchange	1.5	1.9	(0.3)	3.1
Realizations and distributions (net)	(0.6)	(0.1)	(0.1)	(0.8)
Other (F)	0.2	—	—	0.2

Assets under management, March 31, 2018	$481.0	$235.2	$114.7	$830.9

AMG

Reconciliations of Supplemental Performance Measures

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/17	3/31/18

Net income (controlling interest)	$122.5	$153.0
Intangible amortization and impairments	38.5	47.6
Intangible-related deferred taxes	19.8	13.2
Other economic items (G)	2.4	1.4

Economic net income (controlling interest) (D)	$183.2	$215.2

Average shares outstanding (adjusted diluted) (E)	57.0	54.8

Economic earnings per share (E)	$3.21	$3.92

Net income (controlling interest)	$122.5	$153.0
Interest expense	22.5	21.6
Income taxes	57.8	60.8
Intangible amortization and impairments	38.5	47.6
Other items (H)	2.5	3.5

Adjusted EBITDA (controlling interest) (C)	$243.8	$286.5

AMG

Consolidated Statements of Income

(in millions, except per share data)

	Three Months Ended
	March 31,
	2017	2018

Consolidated revenue	$544.3	$612.4

Consolidated expenses:
Compensation and related expenses	242.0	266.7
Selling, general and administrative	88.7	106.4
Intangible amortization and impairments	21.9	23.2
Interest expense	22.5	21.6
Depreciation and other amortization	5.2	5.5
Other expenses (net)	11.4	12.0

Total consolidated expenses	391.7	435.4

Equity method income (net)	85.9	96.3

Investment and other income	14.8	14.2

Income before income taxes	253.3	287.5

Income tax expense (I)	59.7	63.5

Net income	193.6	224.0

Net income (non-controlling interests)	(71.1)	(71.0)

Net income (controlling interest)	$122.5	$153.0

Average shares outstanding (basic)	56.7	54.6
Average shares outstanding (diluted)	59.2	57.0

Earnings per share (basic)	$2.16	$2.80
Earnings per share (diluted)	$2.13	$2.77
Dividends per share	$0.20	$0.30

AMG

Consolidated Balance Sheets

(in millions)

	December 31,	March 31,
	2017	2018

Assets
Cash and cash equivalents	$439.5	$334.2
Receivables	433.8	532.2
Goodwill	2,662.5	2,667.3
Acquired client relationships (net)	1,449.7	1,443.1
Equity method investments in Affiliates (net)	3,304.7	3,177.0
Fixed assets (net)	111.0	111.3
Investments and other assets	300.9	319.1

Total assets	$8,702.1	$8,584.2

Liabilities and Equity
Payables and accrued liabilities	$807.2	$667.3
Senior debt	1,550.3	1,556.4
Convertible securities	304.4	305.1
Deferred income tax liability (net)	467.4	474.9
Other liabilities	182.4	216.3

Total liabilities	3,311.7	3,220.0

Redeemable non-controlling interests	811.9	941.6
Equity:
Common stock	0.6	0.6
Additional paid-in capital	808.6	664.2
Accumulated other comprehensive loss	(21.8)	(0.9)
Retained earnings	3,698.5	3,834.9

	4,485.9	4,498.8
Less: treasury stock, at cost	(663.7)	(821.8)

Total stockholders’ equity	3,822.2	3,677.0
Non-controlling interests	756.3	745.6

Total equity	4,578.5	4,422.6

Total liabilities and equity	$8,702.1	$8,584.2

AMG

Notes

(in millions)

(A)	Assets under management is presented on a current basis without regard to the timing of the inclusion of an Affiliate’s financial results in our Consolidated Financial Statements. Average assets under management provides a more meaningful relationship to our financial and operating results as it reflects both the particular billing patterns of Affiliate sponsored products and client accounts and corresponds with the timing of the inclusion of an Affiliate’s financial results in our Consolidated Financial Statements.

(B)	Aggregate fees consists of the total asset- and performance-based fees earned by all of our Affiliates and is an operating measure used by management to evaluate the operating performance and material trends across our entire business. Aggregate fees is provided in addition to, but not as a substitute for, our GAAP performance measures.

(C)	Adjusted EBITDA (controlling interest) represents our performance before our share of interest expense, income taxes, depreciation, amortization, impairments and adjustments to our contingent payment arrangements. We believe that many investors use this measure when assessing the financial performance of companies in the investment management industry. This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or other GAAP performance measures.

(D)	Under our Economic net income (controlling interest) definition, we add to Net income (controlling interest) our share of pre-tax intangible amortization and impairments (including the portion attributable to equity method investments in Affiliates), deferred taxes related to intangible assets, and other economic items which include non-cash imputed interest (principally related to the accounting for convertible securities and contingent payment arrangements) and certain Affiliate equity expenses. We consider Economic net income (controlling interest) an important measure of our financial performance, as we believe it best represents our performance before our share of non-cash expenses relating to the acquisition of interests in Affiliates, and it is therefore employed as our principal performance measure. This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or other GAAP performance measures.

We add back intangible amortization and impairments attributable to intangible assets (including goodwill) because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time. The portion of deferred taxes attributable to intangible assets (including goodwill) is added back because we believe it is unlikely these accruals will be used to settle material tax obligations. We add back non-cash imputed interest and reductions or increases in contingent payment arrangements because it better reflects our contractual interest obligations. We add back non-cash expenses relating to certain transfers of equity between Affiliate partners when these transfers have no dilutive effect to shareholders.

(E)	Economic earnings per share represents Economic net income (controlling interest) divided by the Average shares outstanding (adjusted diluted). In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation. This method does not take into account any increase or decrease in our cost of capital in an assumed conversion. This non-GAAP performance measure is provided in addition to, but not as a substitute for, Earnings per share (diluted) or other GAAP performance measures.

(F)	Other primarily includes the assets under management attributable to Affiliate product transitions and transfers of our interests in Affiliates.

AMG

Notes (continued)

(in millions)

(G)	For the three months ended March 31, 2017 and 2018, Other economic items are net of income tax expense of $0.3 and $0.2, respectively.

(H)	Other items include depreciation and adjustments to contingent payment arrangements.

(I)	Our consolidated income tax provision includes taxes attributable to the controlling interest, and to a lesser extent, taxes attributable to non-controlling interests.

The following table summarizes our consolidated tax provision:

	Three Months Ended
	March 31,
	2017	2018
Taxes attributable to controlling interest	$57.8	$60.8
Taxes attributable to non-controlling interests	1.9	2.7

Total income taxes	$59.7	$63.5

Income before taxes (controlling interest)	$180.3	$213.8

Effective tax rate (controlling interest)	32.1%	28.4%